Exhibit 10.2

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into this 27th day of May, 2022 (the “Effective Date”), by and among FinWise Bancorp, a Utah community bank holding company ("Holding Company"), its wholly-owned subsidiary, FinWise Bank f/k/a Utah Community Bank, a Utah corporation (the “Bank”) and David Tilis, an individual ("Executive”). Holding Company, Bank and Executive are sometimes individually referred to hereafter as a “Party” and collectively referred to as the “Parties.” Capitalized terms not defined in this Amendment shall have the meaning set forth in the Employment Agreement.

RECITALS

WHEREAS, Executive entered into an Employment Agreement, dated January 1, 2018 (the "Agreement"), whereby Executive would be employed under the terms and subject to the conditions set forth therein;

WHEREAS, the Agreement was amended on March 14, 2022 to extend the term of the Agreement until March 31, 2022;

WHEREAS, the Agreement was subsequently amended on March 31, 2022 to extend the term of the Agreement until April 30, 2022;

WHEREAS, the Agreement was subsequently amended on April 29, 2022 to extend the term of the Agreement until May 16, 2022;

WHEREAS, the Agreement was subsequently amended on May 16, 2022 to extend the term of the Agreement until May 31, 2022; and

WHEREAS, the Parties desire to amend Section 2 of the Agreement as set forth herein to extend the term to June 15, 2022.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, this Amendment and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend and confirm the Agreement as follows:

1.         Amendment.  Section 2 of the Agreement is hereby amended with the following:

Subject to the terms hereof the term of this agreement, Executive’s employment under this Agreement shall commence on January 1, 2018 (the “Effective Date”) and shall continue until June 15, 2022 (the “Term”) unless earlier terminated pursuant to the provisions hereof.

2.          Effect of Amendment. This Amendment is incorporated in and supersedes all contrary terms of the Agreement and all amendments thereto with respect to the items addressed herein. Except as specifically modified by this Amendment, all other terms and provisions in the Agreement as amended, shall remain in full force and effect. The Agreement and this Amendment contain the entire understanding and agreement of the Parties related to the subject matter hereof and thereof, and supersede all prior and contemporaneous oral and written agreements or understanding with respect to the subject matter hereof and thereof. In the event  of any conflict between the provisions of this Amendment and the provisions of the Agreement, this Amendment will control.

3.            Miscellaneous. Each party represents and warrants that it has the power and authority to execute this Amendment. This Amendment may be signed in counterpart or duplicate copies, and any signed counterpart or duplicate copy shall be equivalent to a signed original for all purposes.

IN WITNESS WHEREOF, Holding Company, Bank and Executive have hereto caused this Agreement to be executed on or as of the day and year above first written.

EXECUTIVE:	HOLDING COMPANY:
FinWise Bancorp, a Utah bank holding company

/s/ David Tilis	By:	/s/ Fred Healey
David Tilis	Its:	Chairman

BANK:
FinWise Bank, a Utah community bank

By:	/s/ Fred Healey
Its:	Chairman